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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                       September 22, 1998
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        Date of Report (Date of earliest event reported)


                  Independent Bankshares, Inc.
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     (Exact name of Registrant as specified in its charter)


       Texas                0-10196                 75-1717279
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(State or Other           (Commission           (I.R.S. Employer
Jurdisdiction of          File Number)          Identification No.)
Incorporation)

          547 Chestnut Street
          P.O. Box 3296
          Abilene, Texas                                 79604
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(Address of principal executive offices)               (Zip Code)


                         (915) 677-5550
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      (Registrant's telephone number, including area code)


                         Not Applicable
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  (Former name or former address, if changed since last report)






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

ITEM 2.   Acquisition or Disposition of Assets

     On September 22, 1998, Independent Bankshares, Inc. (the "Company") consummated the acquisition (the "Acquisition") of Azle Bancorp, a Texas corporation ("Azle Bancorp"), and its indirect wholly owned subsidiary bank, Azle State Bank, Azle, Texas ("Azle State"), for an aggregate cash consideration of $19,025,000, which was paid to the shareholders of Azle Bancorp and the minority shareholders of Azle State.

     To obtain funding for the Acquisition, simultaneous with the closing, the Company consummated an underwritten public offering of 230,000 shares of its common stock at a price of $11.50 per share (the "Common Stock Offering"). In addition, Independent Capital Trust, a statutory trust formed under the laws of the State of Delaware and wholly-owned subsidiary of the Company, consummated an underwritten public offering of 1,300,000 of its 8.50% Cumulative Trust Preferred Securities, liquidation amount $10.00 per preferred security (or $13,000,000 aggregate liquidation amount) (the "Preferred Securities Offering") and together with the Common Stock Offering (the "Offering"). The Trust invested the proceeds of the Preferred Securities Offering in an equivalent amount of 8.50% Subordinated Debentures of the Company.

     The remaining portion of the purchase price and related expenses for the Acquisition, approximately $4,335,000, was funded by indebtedness incurred by the Company and working capital. The Company borrowed $4,300,000 from an unaffiliated bank under a reducing revolving line of credit. This facility has customary terms and conditions, including certain financial covenants, the violation of which could, among other things, restrict the Company's ability to pay dividends on the Common Stock. The loan has an interest rate equal to the lender's base rate (currently 8.5%). The Company repaid the $4,300,000 of indebtedness incurred in connection with the Acquisition on September 30, 1998 with the proceeds of a $4,500,000 cash dividend from Azle State. The repaid facility remains as an available line of credit with specified advance thresholds.
The loan is collateralized by all of the stock of Independent Financial Corp., First State Bank, N.A., and Azle State.

     Azle State is a community bank that offers interest and noninterest-bearing depository accounts, and makes consumer and commercial loans. At the date of acquisition, Azle State had total assets of $92,139,000, total loans, net of unearned income, of $45,061,000, total deposits of $80,955,000, and total shareholders' equity of $9,872,000. Azle State had net income after taxes of $738,000 and $729,000 for the six-month periods ended June 30, 1998 and 1997, respectively, $1,502,000 for 1997,
$1,532,000 for 1996, and $1,316,000 for 1995 .

     No material relationship exists between Azle Bancorp or Azle
State and the Company or any of its affiliates, any directors or officers of the Company, or any associate of any such director or officer.
                               -2-

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

          Incorporated by reference from pages F-33 to F-66, inclusive, of the Company's Amendment No. 1 on Form S-2 (File Nos. 333-60649 and 333-60649-01) filed with the
          Securities and Exchange Commission on September 1,
          1998.

     (b)  Pro Forma Financial Information.

          Incorporated by reference from pages F-25 to F-29, inclusive, of the Company's Amendment No. 1 on Form S-2 (File Nos. 333-60649 and 333-60649-01) filed with the
          Securities and Exchange Commission on September 1,
          1998.

     (c)  Exhibits

          Exhibit No.    Document Description
          -----------    --------------------
          2.1            Agreement and Plan of Reorganization
                         dated May 29, 1998, between the Company
                         and Azle Bancorp (previously filed as
                         Exhibit 1.1 to the Company's Current
                         Report on Form  8-K dated June 19,
                         1998).

          10.1 Loan Agreement, dated September 21, 1998 by and between Bank One, Texas, National Association and the Company and Independent Financial Corp. and First State Bank, National Association, and related Promissory Note of the Company, Pledge Agreement of the Company and Pledge Agreement of Independent Financial Corp.

          23.1           Consent of Stovall, Grandy & Whatley
                         (filed herewith)

          23.2           Consent of Ernst & Young LLP (filed
                         herewith)

                            SIGNATURE
                            ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INDEPENDENT BANKSHARES, INC.


Date:  October 7, 1998        By:  /s/RANDAL N. CROSSWHITE
                                   -----------------------------
                                   Randal N. Crosswhite
                                   Senior Vice President and
                                   Chief Financial Officer

                          EXHIBIT INDEX
                          -------------
Exhibit No.    Document Description
-----------    --------------------

2.1            Agreement and Plan of Reorganization dated May 29,
               1998, between the Company and Azle Bancorp
               (previously filed as Exhibit 1.1 to the Company's
               Current Report on Form 8-K dated June 19, 1998).

10.1 Loan Agreement, dated September 21, 1998, by and between Bank One, Texas, National Association and the Company and Independent Financial Corp. and First State Bank, National Association and related Promissory Note of the Company, Pledge Agreement of the Company and Pledge Agreement of Independent Financial Corp.

23.1 Consent of Stovall, Grandy & Whatley, L.L.P., independent accountants (filed herewith)

23.2           Consent of Ernst & Young LLP (filed herewith)